UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2005

NOVADEL PHARMA INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road
Flemington, New Jersey 08822
(Address of principal executive offices) (Zip Code)

(908) 782-3431
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On February 9, 2005, NovaDel Pharma Inc. (the “Company”), issued a press release to announce that it has initiated a pilot pharmacokinetic study in humans of its lingual spray formulation of ondansetron, the largest selling anti-emetic agent, currently marketed in the United States as Zofran® by GlaxoSmithKline. The full text of the press release is set forth in Exhibit 99.1 hereto.

On February 14, 2005, the Company, issued a press release to announce positive results of a pilot pharmacokinetic study that was conducted using its lingual spray version of zolpidem tartrate (the active ingredient marketed under the brand name Ambien® by Sanofi-Aventis). The full text of the press release is set forth in Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
99.1.	Press release dated February 9, 2005, titled “NovaDel Initiates Pilot Clinical Study of Lingual Spray Version of World’s Leading Anti-Emetic.”

99.2.	Press release dated February 14, 2005, titled “NovaDel Releases Positive Results of Pilot Pharmacokinetic Study of Zolpidem Tartrate.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Jean W. Frydman
Name: Jean W. Frydman
Title: Vice President and General Counsel

Date: February 14, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated February 9, 2005, titled “NovaDel Initiates Pilot Clinical Study of Lingual Spray version of World’s Leading Anti-Emetic.”
99.2	Press release dated February 14, 2005, titled “NovaDel Releases Positive Results of Pilot Pharmacokinetic Study of Zolpidem Tartrate.”

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